Exhibit 99.1

News Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Doug Shepard
July 24, 2008	(210) 829-9120
doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS SECOND QUARTER RESULTS

Note: The Company will host a conference call to discuss the earnings release on July 24, 2008 at 10 a.m. CT. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, pass-code 121693. The conference call will also be audio webcast. To access, please go to https://e-meetings.verizonbusiness.com, conference number 2542530, pass-code 121693. There will be an audio replay available shortly after the call through August 1, 2008. To access the audio replay, please call (866) 370-3634 for domestic callers and (203) 369-0247 for international callers, pass-code 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section for 30 days.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported second quarter 2008 diluted earnings per share of $0.29 on revenues of $274.8 million. These results compare to diluted earnings per share of $0.31 on $290.1 million in revenues for the second quarter of 2007.

The following table presents financial highlights of the company’s operations for the second quarter of 2008 and 2007, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

	Three Months Ended June 30,
(In thousands, except per share amounts)	2008	2007	% Change
Operating revenues	$274,756	$290,145	-5.3%
Operating income	34,740	41,579	-16.4%
Net income	18,214	22,895	-20.4%
Diluted earnings per share	0.29	0.31	-6.5%
Diluted shares (weighted average common and common equivalent shares outstanding)	63,303	74,796	-15.4%

For the three months ended June 30, 2008, the company generated free cash flow (defined below) of $22.9 million, down 12.4% from $26.2 million in the prior year’s second quarter.

For the six months ended June 30, 2008, the company’s revenues were down 5.2% to $543.3 million and operating income was down 22.1% to $60.6 million. Diluted earnings per share for the six months ended June 30, 2008 were $0.49, compared to $0.57 for the 2007 six-month period.

Commenting on the second quarter 2008 performance, Chief Executive Officer Dean Blythe said, “While our second quarter 2008 results as a company lagged behind our prior year’s performance, we did see some positive signs in our performance. Direct Marketing continued to grow revenue in the mid-single digits in an increasingly difficult environment, and delivered positive leverage and improved margin at the bottom line on a year-over-year basis. And while Shoppers continued with significant year-over-year deterioration in results, revenue in the second quarter of 2008 was higher than in the first quarter of 2008, consistent with historical revenue seasonality in this business. In addition, Shoppers increased operating income in the second quarter of 2008 over the first quarter of 2008 by $4.0 million on sequential revenue growth of $3.2 million, showing the effects of continued cost reductions.”

Discussing the performance of individual business segments, Doug Shepard, Executive Vice President and Chief Financial Officer, said, “Direct Marketing revenue grew 4.4% over the prior year’s quarter, marking the sixth out of the last seven quarters of revenue growth in excess of 4%. We delivered positive leverage on this revenue growth, with operating income up 6.6% compared to the prior year’s second quarter. Our high tech/telecom and select verticals had strong performance each with year-over-year double-digit revenue growth in the quarter. Our retail and financial were flat. Our pharma/healthcare vertical had continued soft performance with a double-digit revenue decline.”

Turning to Shoppers performance, Shepard said, “The Shoppers negative year-over-year performance trend continued, with revenue down 20.0% and operating income down 42.4% from the second quarter of 2007. As Dean indicated, however, compared to the first quarter of 2008 revenue was up on a sequential basis by 3.5%, with operating income increasing 52.2% driven by both the revenue increase and the cost reduction measures we continue to take.”

Concluding, Blythe said, “Our absolute focus is on a return to earnings growth for our company. As I noted earlier we did see some positive signs in this quarter. That being said, Shoppers continues to face a very difficult and not improving environment in the states of California and Florida. And while we have seen steady top-line growth over the last four quarters in Direct Marketing, we are seeing more of our customers across all verticals becoming cautious with their spending plans in the face of extreme economic uncertainty. While pleased with some positive signs in our second quarter results, with an uncertain revenue outlook we will continue to aggressively pursue actions to improve our efficiency and effectiveness in delivering our products and services to our customers.”

About Harte-Hanks:

Harte-Hanks is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value through solutions and services organized around five groupings of integrated activities: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (program and campaign creation and development) — Interaction (program execution). Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with more than 12.5 million circulation each week in California and Florida. PennySaverUSA.com, the Web site of Harte-Hanks Shoppers, displays the ads published in the print versions of the PennySaverUSA.com and TheFlyer.com publications, and is a leader in the aggregation of online classified ads from free community papers and shoppers across the country.

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For more information, contact: Executive Vice President and Chief Financial Officer Doug Shepard at (210) 829-9120 or e-mail at doug_shepard@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may impact local advertising expenditures in our Shoppers publications, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
In thousands, except per share data	2008	2007	2008	2007
Operating revenues	$274,756	$290,145	$543,265	$573,173
Operating expenses:
Labor	111,351	113,636	227,166	230,792
Production and distribution	98,441	100,526	194,881	200,542
Advertising, selling, general and administrative	21,198	25,260	42,588	45,650
Depreciation and amortization	9,026	9,144	18,079	18,495

	240,016	248,566	482,714	495,479

Operating income	34,740	41,579	60,551	77,694

Other expenses (income):
Interest expense	3,575	3,263	7,338	6,257
Interest income	(115)	(128)	(226)	(304)
Other, net	970	234	1,638	354

	4,430	3,369	8,750	6,307

Income before income taxes	30,310	38,210	51,801	71,387
Income tax expense	12,096	15,315	20,001	28,165

Net income	$18,214	$22,895	$31,800	$43,222

Basic earnings per common share	$0.29	$0.31	$0.49	$0.58

Weighted-average common shares outstanding	63,214	73,398	64,537	74,057

Diluted earnings per common share	$0.29	$0.31	$0.49	$0.57

Weighted-average common and common equivalent shares outstanding	63,303	74,796	64,720	75,530

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

In thousands	June 30, 2008	December 31, 2007
Cash and cash equivalents	$22,982	$22,847
Long-term debt	309,375	259,125

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended June 30,			Six months ended June 30,
In thousands	2008	2007	% Change	2008	2007	% Change
OPERATING REVENUES:
Direct Marketing	$182,203	$174,472	4.4%	$361,313	$345,645	4.5%
Shoppers	92,553	115,673	-20.0%	181,952	227,528	-20.0%

Total operating revenues	$274,756	$290,145	-5.3%	$543,265	$573,173	-5.2%

OPERATING INCOME:
Direct Marketing	$25,935	$24,334	6.6%	$47,178	$44,762	5.4%
Shoppers	11,727	20,344	-42.4%	19,432	39,089	-50.3%
General corporate expense	(2,922)	(3,099)	5.7%	(6,059)	(6,157)	1.6%

Total operating income	$34,740	$41,579	-16.4%	$60,551	$77,694	-22.1%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$6,902	$6,921	-0.3%	$13,817	$14,173	-2.5%
Shoppers	2,119	2,218	-4.5%	4,253	4,312	-1.4%
General corporate expense	5	5	0.0%	9	10	-10.0%

Total depreciation and amortization	$9,026	$9,144	-1.3%	$18,079	$18,495	-2.2%

Reconciliation of Net Income to Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
In thousands	2008	2007	2008	2007
Net Income	$18,214	$22,895	$31,800	$43,222
Add: After-tax stock-based compensation (Note 1)	1,027	1,114	1,774	2,138
Add: depreciation and amortization	9,026	9,144	18,079	18,495
Less: capital expenditures	5,322	6,970	12,041	13,933

Free cash flow	$22,945	$26,183	$39,612	$49,922

Note 1:	Pre-tax compensation expense was $1,709 and $1,860 for the three months ended June 30, 2008 and 2007, respectively.
Pre-tax compensation expense was $2,891 and $3,532 for the six months ended June 30, 2008 and 2007, respectively.

Reconciliation of Net Income to EBITDA

		Three months ended June 30,		Six months ended June 30,
In thousands		2008	2007	2008	2007
Net Income		$18,214	$22,895	$31,800	$43,222
Add:	Depreciation and amortization	9,026	9,144	18,079	18,495
	Interest expense, net and non-operating, net	4,430	3,369	8,750	6,307
	Income tax expense	12,096	15,315	20,001	28,165

EBITDA		$43,766	$50,723	$78,630	$96,189

EBITDA by Segment:
	Direct Marketing	$32,837	$31,255	$60,995	$58,935
	Shoppers	13,846	22,562	23,685	43,401
	Corporate	(2,917)	(3,094)	(6,050)	(6,147)

		$43,766	$50,723	$78,630	$96,189

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Retail	24%	26%	23%	25%
Financial and Insurance Services	17%	17%	17%	18%
Technology	27%	25%	29%	25%
Healthcare and Pharmaceuticals	10%	13%	11%	13%
Other Select Markets	22%	19%	20%	19%

	100%	100%	100%	100%